Exhibit 10.2
EXECUTION COPY
SUBORDINATION AND INTERCREDITOR AGREEMENT
     THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”) is entered into as of July 28, 2008, by and among THE JOHN N. KAPOOR TRUST DATED SEPTEMBER 20, 1989 (“Subordinated Creditor), AKORN, INC., a Louisiana corporation (“Akorn”), AKORN (NEW JERSEY), INC., an Illinois corporation (“Akorn New Jersey” and together with Akorn, the “Companies” and each a “Company”), and LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent for all Senior Lenders party to the Senior Credit Agreement described below.
R E C I T A L S
     A. The Companies, Administrative Agent and Senior Lenders (as hereinafter defined) have entered into a Credit Agreement, dated as of October 7, 2003 (as the same has been and may be further amended, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”) pursuant to which, among other things, Senior Lenders have agreed, subject to the terms and conditions set forth in the Senior Credit Agreement, to make certain loans and financial accommodations to the Companies. All of the Companies’ obligations to Administrative Agent and Senior Lenders under the Senior Credit Agreement and the other Senior Debt Documents (as hereinafter defined) are secured by liens on and security interests in substantially all of the now existing and hereafter acquired real and personal property of the Companies (the “Collateral”).
     B. Subordinated Creditor is extending credit to the Company as evidenced by a Subordinated Promissory Note of even date herewith in the principal amount of $5,000,000.00 (the “Subordinated Note”).
     C. As one of the conditions precedent to the agreement of Administrative Agent and Senior Lenders to consent to the incurrence of the Debt evidenced by the Subordination Note, Administrative Agent and Senior Lenders have required the execution and delivery of this Agreement by Subordinated Creditor and the Companies in order to set forth the relative rights and priorities of Administrative Agent, Senior Lenders and Subordinated Creditor under the Senior Debt Documents and the Subordinated Debt Documents (as hereinafter defined).
     NOW, THEREFORE, in order to induce Administrative Agent and Senior Lenders to consent to the incurrence of the Debt evidenced by the Subordination Note, and for other good and valuable consideration, the receipt, and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:
1. Definitions. The following terms shall have the following meanings in this Agreement:

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     “Administrative Agent” shall mean LaSalle Bank National Association, as Administrative Agent for the Senior Lenders, or any other Person appointed by the holders of the Senior Debt as administrative Agent for purposes of the Senior Debt Documents and this Agreement.
     “Bankruptcy Code” shall mean Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.
     “Distribution” means, with respect to any indebtedness, obligation or security, (a) any payment or distribution by any Person of cash, securities, or other property (other than payments in kind (but not in cash) of interest on the Subordinated Debt in accordance with the terms of the Subordinated Debt Documents and the issuance of the warrants or capital stock of Akorn), by set-off or otherwise, on account of such indebtedness, obligation or security, (b) any redemption, purchase or other acquisition of such indebtedness, obligation or security by any Person or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness, obligation or security in or upon any property of any Person.
     “Enforcement Action” shall mean (a) to take from or for the account of either Company or any guarantor of the Subordinated Debt, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Company or any such guarantor with respect to the Subordinated Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against either Company or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the Subordinated Debt (but excluding any acceleration occurring by operation of law in connection with bankruptcy proceedings), (d) to exercise any put option or to cause either Company or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document or (e) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of the Company or any such guarantor.
     “LaSalle Loan Documents” shall mean the Senior Credit Agreement and all other agreements, documents and instruments executed from time to time in connection therewith, including without limitation any agreements, documents and instruments evidencing “Obligations” as such term is defined in the Senior Credit Agreement, in each case, as the same may be amended, supplemented or otherwise modified from time to time.

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     “Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.
     “Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.
     “Refinancing Senior Debt Documents” shall mean any financing documentation which replaces the LaSalle Loan Documents and pursuant to which the Senior Debt under the LaSalle Loan Documents are refinanced, as such financing documentation may be amended, supplemented or otherwise modified from time to time in compliance with this Agreement.
     “Senior Debt” shall mean all obligations, liabilities and indebtedness of every nature of the Company from time to time owed to Administrative Agent or any Senior Lender under the Senior Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest, all “Obligations” as such term is defined in the Senior Credit Agreement and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim. Senior Debt shall be considered to be outstanding whenever any loan commitment under the Senior Debt Document is outstanding.
     “Senior Debt Documents” shall mean the LaSalle Loan Documents and, after any refinancing of the Senior Debt under the LaSalle Loan Documents, the Refinancing Senior Debt Documents.
     “Senior Default” shall mean any “Event of Default” under the Senior Debt Documents, or any condition or event that, after notice or lapse of time or both, would constitute such an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period set forth therein.
     “Senior Lenders” shall mean the holders of the Senior Debt.

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     “Subordinated Debt” shall mean all of the obligations of the Companies to Subordinated Creditor evidenced by or incurred pursuant to the Subordinated Debt Documents.
     “Subordinated Debt Documents” shall mean the Subordinated Note and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt.
     “Subordinated Debt Default” shall mean a default in the payment of the Subordinated Debt or in the performance of any term, covenant or condition contained in the Subordinated Debt Documents or any other occurrence permitting Subordinated Creditor to accelerate the payment of all or any portion of the Subordinated Debt.
     “Subordinated Debt Default Notice” shall mean a written notice from Subordinated Creditor or either Company to Administrative Agent pursuant to which Administrative Agent is notified of the occurrence of a Subordinated Debt Default, which notice incorporates a reasonably detailed description of such Subordinated Debt Default and which notice expressly states that it is a “Subordinated Debt Default Notice” hereunder.
2. Subordination.
     2.1 Subordination of Subordinated Debt to Senior Debt. Each Company covenants and agrees, and Subordinated Creditor by its acceptance of the Subordinated Debt Documents (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full in cash of all Senior Debt. Each holder of Senior Debt, whether such Senior Debt is now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.
     2.2 Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving the Company:
     (a) All Senior Debt shall first be indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall be terminated before any Distribution, whether in cash, securities or other property, shall be made to Subordinated Creditor on account of any Subordinated Debt.
     (b) Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the

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Subordinated Debt shall be paid or delivered directly to Administrative Agent (to be held and/or applied by Administrative Agent in accordance with the terms of the Senior Debt Documents) until all Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall have been terminated. Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Administrative Agent. Subordinated Creditor also irrevocably authorizes and empowers Administrative Agent, in the name of Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions.
     (c) Subordinated Creditor agrees not to initiate, prosecute, or participate in any claim, action, or other proceeding challenging the enforceability, validity, perfection, or priority of the Senior Debt or any liens and security interests securing the Senior Debt.
     (d) Subordinated Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt requested by Administrative Agent in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Administrative Agent its Administrative Agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of Subordinated Creditor promptly to do so prior to 30 days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Proceeding upon the failure of Subordinated Creditor to do so prior to 15 days before the expiration of the time to vote any such claim; provided Administrative Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that Administrative Agent votes any claim in accordance with the authority granted hereby, Subordinated Creditor shall not be entitled to change or withdraw such vote.
     (e) The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders and Subordinated Creditor even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.
     2.3 Subordinated Debt Payment Restrictions. Notwithstanding the terms of the Subordinated Debt Documents, each Company hereby agrees that it may not make, and Subordinated Creditor hereby agrees that it will not accept, any Distribution with respect to the Subordinated Debt until the Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents have terminated, other than reimbursement of all costs and expenses incurred by the Subordinated Creditor in connection with the negotiation,

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execution and delivery of the Subordinated Debt Documents and the consummation of the transactions contemplated thereby in an aggregate amount not to exceed $10,000.
     2.4 Subordinated Debt Standstill Provisions. Until the Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall be terminated, Subordinated Creditor shall not, without the prior written consent of Administrative Agent, take any Enforcement Action with respect to the Subordinated Debt. Notwithstanding the foregoing, Subordinated Creditor may file proofs of claim against either Company in any Proceeding involving such Company. Any Distributions or other proceeds of any Enforcement Action obtained by Subordinated Creditor in violation of the foregoing prohibition shall in any event be held in trust by it for the benefit of Administrative Agent and Senior Lenders and promptly paid or delivered to Administrative Agent for the benefit of Senior Lenders in the form received until all Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall have been terminated.
     2.5 Incorrect Payments. If any Distribution on account of the Subordinated Debt not permitted to be made by either Company or accepted by Subordinated Creditor under this Agreement is made and received by Subordinated Creditor, such Distribution shall not be commingled with any of the assets of Subordinated Creditor, shall be held in trust by Subordinated Creditor for the benefit of Administrative Agent and Senior Lenders and shall be promptly paid over to Administrative Agent for application (in accordance with the Senior Debt Documents ) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is paid in full.
     2.6 Sale, Transfer or other Disposition of Subordinated Debt.
     (a) Subordinated Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document unless (i) the transferee or pledgee thereof signs a subordination agreement on the same terms hereof or other acknowledgement of the terms of this Agreement, in each case in form and substance satisfactory to the Administrative Agent and (ii) such transferee or pledgee is acceptable to the Administrative Agent.
     (b) Notwithstanding the foregoing, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt in violation of the foregoing prohibition, and the terms of this Agreement shall be binding upon the successors and assigns of Subordinated Creditor, as provided in Section 9 hereof.
     2.7 Legends. Until the termination of this Agreement in accordance with Section 15 hereof, Subordinated Creditor will cause to be clearly, conspicuously and prominently inserted on the face of the Subordinated Note and any other Subordinated Debt Document, as well as any renewals or replacements thereof, the following legend:

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     “This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the “Subordination Agreement”) dated as of July 28, 2008, among John N. Kapoor Trust dated September 20, 1989, Akorn, Inc. (“Akorn”), Akorn (New Jersey), Inc., (“Akorn New Jersey” and together with Akorn, the “Companies”, and each a “Company”) and LaSalle Bank National Association (“Administrative Agent”), to the indebtedness (including interest) owed by the Companies pursuant to that certain Credit Agreement dated as of October 7, 2003 among the Companies, Administrative Agent and the lenders from time to time party thereto, as such Credit Agreement has been and hereafter may be amended, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under that agreement as contemplated by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.”
3. Modifications.
     3.1 Modifications to Senior Debt Documents. Senior Lenders may at any time and from time to time without the consent of or notice to Subordinated Creditor, without incurring liability to Subordinated Creditor and without impairing or releasing the obligations of Subordinated Creditor under this Agreement, change the amount of principal, interest, fees or any other amounts payable relating to the Senior Debt, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or otherwise amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt.
     3.2 Modifications to Subordinated Debt Documents. Until the Senior Debt has been indefeasibly paid in full in cash and all lending commitments under the Senior Debt Documents have terminated, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, Subordinated Creditor shall not, without the prior written consent of Administrative Agent, agree to any amendment, modification or supplement to the Subordinated Debt Documents.
4. Representations and Warranties. Subordinated Creditor hereby represents and warrants to Administrative Agent and Senior Lenders that as of the date hereof: (a) true and accurate copies of the relevant portions of Subordinated Creditor’s trust documents have been provided to Administrative Agent; (b) Subordinated Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Subordinated Creditor will not violate or conflict with any agreement binding upon Subordinated Creditor or any law, regulation or order or require any consent or approval which has not been

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obtained; (d) this Agreement is the legal, valid and binding obligation of Subordinated Creditor, enforceable against Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; (e) Subordinated Creditor is the sole owner, beneficially and of record, of the Subordinated Debt Documents and the Subordinated Debt; and (f) the Subordinated Debt is, and at all times prior to the termination of this Agreement shall remain, an unsecured obligation of the Companies.
5. Subrogation. Subject to the indefeasible payment in full in cash of all Senior Debt and the termination of all lending commitments under the Senior Debt Documents, Subordinated Creditor shall be subrogated to the rights of Administrative Agent and Senior Lenders to receive Distributions with respect to the Senior Debt until the Subordinated Debt is paid in full. Subordinated Creditor agrees that in the event that all or any part of a payment made with respect to the Senior Debt is recovered from the holders of the Senior Debt in a Proceeding or otherwise, any Distribution received by Subordinated Creditor with respect to the Subordinated Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by Subordinated Creditor in trust as property of the holders of the Senior Debt and Subordinated Creditor shall forthwith deliver the same to the Administrative Agent for the benefit of the Senior Lenders for application to the Senior Debt until the Senior Debt is paid in full. A Distribution made pursuant to this Agreement to Administrative Agent or Senior Lenders which otherwise would have been made to Subordinated Creditor is not, as between the Company and Subordinated Creditor, a payment by the Company to or on account of the Senior Debt.
6. Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Administrative Agent and Subordinated Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.
7. Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.
8. Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered;

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(b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 4:00 p.m. (Chicago time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.
     Notices shall be addressed as follows:
If to Subordinated Creditor:
The John N. Kapoor Trust
c/o Dr. John N. Kapoor
225 E. Deerpath Road
Suite 250
Lake Forest, Illinois 60045
Telecopy: (847) 295-8680
With a copy to:
McDermott Will & Emery LLP
227 West Monroe Street
Chicago, Illinois 60606
Attention: Thomas Murphy
Telecopy: (312) 984-7700
If to Akorn or Akorn New Jersey:
2500 Millbrook Drive
Buffalo Grove, Illinois 60089
Attention: Chief Financial Officer
Telecopy: (847) 279-6123
With a copy to:
Luce, Forward, Hamilton & Scripps LLP
11988 El Camino Real, Suite 200
San Diego, California 92130
Attention: Kurt Kicklighter
Telecopy: (619) 446-8242

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If to Administrative Agent or Senior Lenders:
LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois 60603
Attention: Patrick O’Toole
Telecopy: (312) 904-0522
With a copy to:
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60661
Attention: J. Eric Guth
Telecopy: (312) 558-5700
or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 8.
9. Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Administrative Agent, Senior Lenders, Subordinated Creditor and the Companies. To the extent permitted under the Senior Debt Documents, Senior Lenders may, from time to time, without notice to Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.
10. Relative Rights. This Agreement shall define the relative rights of Administrative Agent, Senior Lenders and Subordinated Creditor. Nothing in this Agreement shall (a) impair, as among the Companies, Administrative Agent and Senior Lenders and as between the Companies and Subordinated Creditor, the obligation of the Companies with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of Administrative Agent, Senior Lenders or Subordinated Creditor with respect to any other creditors of the Company.
11. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.

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12. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.
13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
14. Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.
15. Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until the indefeasible payment in full in cash of the Senior Debt and the termination of all lending commitments under the Senior Debt Documents after which this Agreement shall terminate without further action on the part of the parties hereto.
16. Applicable Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Illinois, without regard to conflicts of law principles.
17. CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. EACH OF SUBORDINATED CREDITOR AND THE COMPANIES HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF SUBORDINATED CREDITOR AND THE COMPANIES FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH OF SUBORDINATED CREDITOR AND THE COMPANIES HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION

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BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE, AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
18. WAIVER OF JURY TRIAL. EACH OF SUBORDINATED CREDITOR, THE COMPANIES, AND ADMINISTRATIVE AGENT HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED DEBT DOCUMENTS OR ANY OF THE SENIOR DEBT DOCUMENTS. EACH OF SUBORDINATED CREDITOR, THE COMPANIES, AND ADMINISTRATIVE AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR DEBT DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF SUBORDINATED CREDITOR, THE COMPANIES AND ADMINISTRATIVE AGENT WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

THE JOHN N. KAPOOR TRUST dated 9/20/89

/s/	John N. Kapoor

By:	John N. Kapoor
Its:	Trustee

AKORN, INC.

By:	/s/ Arthur Przybyl

Its:	President and CEO

AKORN (NEW JERSEY), INC.

By:	/s/ Arthur Przybyl

Its:	President and CEO

ADMINISTRATIVE AGENT:

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Patrick J. O’Toole

Its:	Senior Vice President

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